UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 24, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Conditions
and
Item 2.06 — Material Impairments

Internap Network Services Corporation (the “Company”) is required to assess goodwill for impairment under generally accepted accounting principles in the United States of America on an annual basis.  The Company has selected August 1 of each year as its annual assessment date.  The Company also updates its long-term financial outlook as part of its strategic planning cycle conducted annually during the third quarter.  The updated financial outlook is an important component of the annual assessment of goodwill.

On October 24, 2008, the Company concluded that the current carrying value of its goodwill in the content distribution network (“CDN”) services reporting unit was impaired.  The Company expects the reduction in CDN services goodwill, along with the associated pre-tax charge to earnings, to be approximately $99.7 million, which will be recorded in the three and nine months ended September 30, 2008. The impairment also causes the Company to reverse a deferred tax liability of $0.6 million associated with the CDN services goodwill.  Reversing the deferred tax liability results in an income tax benefit of approximately $0.6 million in the three months ended September 30, 2008, of which $0.2 million is the reversal of year to date income tax expense through June 30, 2008. These non-cash adjustments to earnings will have no impact on the Company’s current cash balance or future cash expenditures, and will not result in a violation in any covenants of any of its debt instruments.

The CDN services goodwill was recorded by the Company as a result of its February 2007 acquisition of VitalStream Holdings, Inc. (“VitalStream”).  After the non-cash charge referenced above, the Company expects CDN services goodwill to have a new accounting basis and carrying amount of approximately $54.7 million.

In conjunction with our review of our long-term financial outlook, which includes our annual assessment of goodwill for impairment, the Company also performed an analysis of the potential impairment of other identifiable intangible assets acquired in the VitalStream acquisition.  On October 24, the Company concluded that there was:  (1) an impairment of approximately $1.2 million in developed technology for advertising, (2) an impairment of approximately $0.8 million in trade names as a result of discontinuing the use of the VitalStream trade name and (3) a change in estimate that results in an acceleration of amortization expense and a shorter estimated useful life of our customer relationships intangible asset.  These non-cash charges to earnings and change in estimated useful life will have no impact on the Company’s current cash balance or future cash expenditures, and will not result in a violation in any covenants of any of its debt instruments.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: October 28, 2008	By:	/s/ George Kilguss
George Kilguss,
Chief Financial Officer